UNITED STATES
SECURITIES AND EXCHANGE COMMISSION

Washington, D.C.  20549

SCHEDULE 14A

(RULE 14a-101)

INFORMATION REQUIRED IN PROXY STATEMENT
SCHEDULE 14A INFORMATION

Proxy Statement Pursuant to Section 14(a) of the
Securities Exchange Act of 1934
(Amendment No. _)

Filed by the Registrant ☒

Filed by a Party other than the Registrant ☐

☐	Preliminary Proxy Statement

☐	Confidential, for Use of the Commission Only (as permitted by Rule 14a-6(e)(2))

☐	Definitive Proxy Statement

☒	Definitive Additional Materials

☐	Soliciting Material Pursuant to §240.14a-12

ADAMIS PHARMACEUTICALS CORPORATION

(Name of Registrant as Specified In Its Charter)

Not Applicable

(Name of Person(s) Filing Proxy Statement, if other than Registrant)

Payment of Filing Fee (Check the appropriate box):

☒	No fee required.

☐	Fee computed on table below per Exchange Act Rules 14a-6(i)(1) and 0-11.

	(1)	Title of each class of securities to which transaction applies:

	(2)	Aggregate number of securities to which transaction applies:

	(3)	Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11 (set forth the amount on which the filing fee is calculated and state how it was determined):

	(4)	Proposed maximum aggregate value of transaction:

	(5)	Total fee paid:

☐	Fee paid previously with preliminary materials.
Check box if any part of the fee is offset as provided by Exchange Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.

	(1)	Amount Previously Paid:

	(2)	Form, Schedule or Registration Statement No.:

	(3)	Filing Party:

	(4)	Date Filed:

ADAMIS PHARMACEUTICALS CORPORATION

Special Meeting of Stockholders

Series C Convertible Preferred Stock

May 15, 2023; 10:00 a.m. Pacific Time

This proxy is solicited by the Board of Directors

The stockholder(s) hereby appoint(s) David J. Marguglio and David C. Benedicto, or either of them, as proxies, each of them acting individually or in the absence of others, with the full power of substitution and re-substitution and hereby authorize(s) them to represent and to vote, as designated on the reverse side of this ballot, all of the shares of Series C Convertible Preferred Stock (“Series C Preferred”) of ADAMIS PHARMACEUTICALS CORPORATION that the stockholder(s) is/are entitled to vote at the Special Meeting of Stockholders to be held at 10:00 a.m., PDT on May 15, 2023, virtually at www.virtualshareholdermeeting.com/ADMP2023, and any adjournment or postponement thereof.

In their discretion, the proxy is authorized to vote upon any other matter that may properly come before the meeting or any adjournments or postponements thereof to the extent authorized under Rule 14a-4(c) under the Securities Exchange Act of 1934, and to the extent that the Series C Preferred is entitled to vote upon any such other matter.

This proxy, when properly executed, will be voted in the manner directed herein with respect to the matters that the Series C Preferred is entitled to vote upon. If no such direction is made, this proxy will be voted in accordance with the Board of Directors’ recommendations.

Pursuant to that certain Securities Purchase Agreement between the Company and the stockholder(s) dated July 5, 2022, and the Certificate of Designation of Preferences, Rights and Limitations of Series C Convertible Preferred Stock, this proxy, when properly executed, will be voted in the manner directed herein with respect to Proposal 2 and Proposal 4, including if no instructions are specified, without any further action required from the stockholder(s), in the same proportion as the shares of common stock of the Company (“Common Stock”) (excluding any shares of Common Stock that are not voted) and any other issued and outstanding shares of preferred stock of the Company entitled to vote (other than shares of Series C Preferred or shares of such other preferred stock not voted) are voted at the Meeting on Proposal 2 and Proposal 4.

Continued and to be signed on reverse side

ADAMIS PHARMACEUTICALS CORPORATION 11682 El Camino Real, Suite 300 San Diego, CA 92130

SUBMIT YOUR PROXY TO VOTE BY INTERNET:

Before the Meeting - Go to www.proxyvote.com

Use the Internet to submit your proxy to vote and for electronic delivery of information up until 11:59 PM, Eastern Time the day before the cut-off date or meeting date. Have your proxy card in hand when you access the web site and follow the instructions to obtain your records and to create an electronic voting instruction form.

During the Meeting - Go to www.virtualshareholdermeeting.com/ADMP2023.
You may attend the meeting via the internet and vote during the meeting. Have the information that is printed in the box marked by the arrow available and follow the instructions.

SUBMIT YOUR PROXY TO VOTE BY PHONE - 1-800-690-6903

Use any touch-tone telephone to submit your proxy to vote up until 11:59 PM, Eastern Time the day before the cut-off date or meeting date. Have your proxy card in hand when you call and then follow the instructions.

VOTE BY MAIL: Mark, sign and date your proxy card and return it in the postage-paid envelope we have provided, or return it to Vote Processing, c/o Broadridge, 51 Mercedes Way, Edgewood, NY 11717.

TO VOTE, MARK BLOCKS BELOW IN BLUE OR BLACK INK AS FOLLOWS:

KEEP THIS PORTION FOR YOUR RECORDS

DETACH AND RETURN THIS PORTION ONLY

THIS PROXY CARD IS VALID ONLY WHEN SIGNED AND DATED.

ADAMIS
PHARMACEUTICALS
CORPORATION
The Board of Directors recommends you vote FOR the following Proposals:

		For	Against	Abstain
The Board of Directors recommends you vote FOR Proposals 1, 2, 3, and 4.
1.	To approve the issuance of Adamis common stock and Series E Convertible Preferred Stock pursuant to the Agreement and Plan of Merger and Reorganization dated as of February 24, 2023, and entered into by and among Adamis, Aardvark Merger Sub, Inc., and DMK Pharmaceuticals Corporation.	☐	☐	☐
2.	To adopt and approve an amendment to the Company’s restated certificate of incorporation to authorize the Board of Directors (the “Board”) of Adamis to effect a reverse stock split of the Company’s common stock by a ratio of not less than 1-for-2 and not more than 1-for-100, with the Board having the discretion as to whether or not the reverse split is to be effected, and with the exact ratio of any reverse split to be set at a whole number within the above range as determined by the Company’s Board in its discretion before August 31, 2023.	☐	☐	☐
3.	To approve, on a non-binding basis, the compensation that may become payable to Adamis’ named executive officers in connection with or following the Merger.	☐	☐	☐
4.	To approve the adjournment of the Special Meeting, if necessary, to solicit additional proxies if there are insufficient votes at the time of the Special Meeting to adopt Proposals 1 and 2.	☐	☐	☐

NOTE: Such other business as may properly come before the meeting or any adjournment thereof.
Note: In their discretion, the proxies may vote upon any and all other matters as may properly come before the Meeting or any adjournment or postponement thereof, to the extent authorized under Rule 14a-4(c) of the Securities Exchange Act of 1934, and to the extent that the Series C Preferred is entitled to vote upon any such matter.

Please sign exactly as your name(s) appear(s) hereon. When signing as attorney, executor, administrator, or other fiduciary, please give full title as such. Joint owners should each sign personally. All holders must sign. If a corporation or partnership, please sign in full corporate or partnership name, by authorized officer.

Signature [PLEASE SIGN WITHIN BOX]	Date	Signature [JOINT OWNERS]	Date

Important Notice Regarding the Availability of Proxy Materials for the Special Meeting: The Notice & Proxy Statement are available at www.proxyvote.com.

ADAMIS

Pharmaceuticals Corporation

GO VOTE

YOUR VOTE IS IMPORTANT!

VOTE BY **MAY 14, 2023**

S64148-EPB

YOUR VOTE IS IMPORTANT! VOTE BY MAY 14, 2023 S64148 - EPB